UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 11, 2015
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Cabot Senior Secured Floating Rate Notes
On November 11, 2015, Cabot Financial (Luxembourg) II S.A. (the “Issuer”), an indirect subsidiary of Encore Capital Group, Inc. (“Encore”), sold €310 million aggregate principal amount of Senior Secured Floating Rate Notes due 2021 (the “Notes”). The Notes were issued at a price equal to 99.00% of their face value. The proceeds from the sale of the Notes were €306.9 million. The Notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act. The Notes are guaranteed on a senior secured basis by Cabot Credit Management Limited, Cabot Financial Limited and all material subsidiaries of Cabot Financial Limited (other than the Issuer and Marlin Intermediate Holdings plc) (each a subsidiary of Encore and each a “Guarantor” and collectively, the “Guarantors”). The Notes were issued pursuant to an Indenture, dated November 11, 2015 (the “Indenture”), between, among others, the Issuer, the Guarantors and Citibank, N.A., London Branch, as trustee. The Notes are secured by a first-ranking security interest in all the outstanding shares of the Issuer and the Guarantors (other than Cabot Credit Management Limited and Marlin Midway Limited) and substantially all the assets of the Issuer and the Guarantors (other than Cabot Credit Management Limited).

The Notes will bear interest at a rate equal to three-month EURIBOR plus 5.875% per annum, reset quarterly. The Issuer will pay interest on the Notes quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2016. The Notes will mature on November 15, 2021.

The proceeds from the offering were used to (1) repay in full all amounts outstanding under a bridge facility used for the purposes of acquiring Hillesden Securities Ltd, trading as dlc, (2) partially repay borrowings made under the existing revolving credit facility of Cabot Financial (UK) Limited, a subsidiary of Cabot Financial Limited, and (3) pay costs, fees and expenses in relation to the offering of the Notes.

A copy of the Indenture (including the form of Note) is attached as an exhibit to this report and is incorporated herein by reference (and the foregoing description is qualified in its entirety by reference to such document).

In connection with the issuance of the Notes, the Issuer guaranteed the notes previously issued by Cabot Financial (Luxembourg) S.A. and Marlin Intermediate Holdings plc. pursuant to supplemental indentures.

Cabot Senior Revolving Credit Facility
On November 11, 2015, Cabot Financial (UK) Limited, an indirect subsidiary of Encore, amended and restated its existing senior secured revolving credit facility agreement by and among Cabot Financial (UK) Limited, the several guarantors, banks and other financial institutions and lenders from time to time party thereto and J.P. Morgan Europe Limited as Agent and Security Agent (the "Amendment") to, among other things, increase the total committed amount of the facility to £200 million and extend the termination date to September 24, 2018.
A copy of the Amendment is attached as an exhibit to this report and is incorporated herein by reference (and the foregoing description is qualified in its entirety by reference to such document).

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
4.1
Indenture, dated November 11, 2015, between Cabot Financial (Luxembourg) II S.A., Cabot Credit Management Limited, Cabot Financial Limited, the subsidiary guarantors party thereto, J.P. Morgan Europe Limited, as security agent, Citibank, N.A., London Branch as trustee, principal paying agent and transfer agent and Citigroup Global Markets Deutschland AG, as registrar

10.1
Amended and Restated Senior Facilities Agreement, dated November 11, 2015, by and among Cabot Financial (UK) Limited, the several guarantors, banks and other financial institutions and lenders from time to time party thereto and J.P. Morgan Europe Limited as Agent and Security Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	ENCORE CAPITAL GROUP, INC.
/s/ Jonathan Clark
Jonathan Clark
Executive Vice President, Chief Financial Officer and Treasurer